UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 1, 2013

PGT, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-52059                                                      20-0634715
 (Commission File Number)             (IRS Employer Identification No.)

1070 Technology Drive, North Venice, Florida 34275
(Address of Principal Executive Offices, Including Zip Code)

(941) 480-1600
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

ITEM 5.07.  Submission of Matters to a Vote of Security Holders.

The following is a brief description of each matter voted upon at PGT’s Annual Meeting of Stockholders held on May 1, 2013, as well as the number of votes cast for or against each matter and the number of abstentions and broker non-votes with respect to each matter.

Each of the four directors recommended by PGT’s Board of Directors for re-election was elected by the following votes to serve until PGT’s 2016 Annual Meeting of Stockholders and until his respective successor has been elected and qualified. The tabulation of votes on this matter was as follows:

Director Name:	Votes For	Votes Withheld	Broker Non-Votes
Alexander R. Castaldi	39,731,931	5,541,291	4,292,512
M. Joseph McHugh	45,013,831	259,391	4,292,512
William J. Morgan	45,013,651	259,571	4,292,512
Randy L. White	39,763,302	5,509,920	4,292,512

Stockholders ratified the selection of Ernst & Young LLP as PGT’s independent auditors for PGT’s 2013 fiscal year. The tabulation of votes on this matter was as follows: 49,402,000 votes for; 162,865 votes against; and 869 abstentions. There were no broker non-votes on this matter.

Stockholders voted for an advisory vote on executive compensation. The tabulation of votes on this matter was as follows: 45,029,874 votes for; 214,472 votes against; and 28,876 abstentions. There were 4,292,512 broker non-votes on this matter.

Stockholders voted on the frequency of a stockholder vote on executive compensation. The tabulation of votes on this matter was as follows: 36,529,613 votes for every 3 years; 106,322 votes for every 2 years; 8,630,636 votes for every year; and 6,651 abstentions. There were 4,292,512 broker non-votes on this matter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PGT, INC.

By: /s/   Mario Ferrucci III
       Name:  Mario Ferrucci III
       Title:  Vice President, General Counsel, and
         Secretary

    Dated:  May 6, 2013